EXHIBIT 35.2

CERTIFICATION OF SERVICER PURSUANT TO ITEM 1123 OF
REGULATION AB

March 27, 2009

CIT Funding Company, LLC
1 CIT Drive
Livingston, NJ 07039

Manufacturers and Traders Trust Company
25 S. Charles Street, 16th Floor
Baltimore, Maryland 21201
Attn.: Corporate Trust Services

M&T Trust Company of Delaware
1220 N. Market Street, Suit 200
Wilmington, Delaware 19801

Re:

Pooling and Servicing Agreement, dated as of April 1, 2008,
among CIT Equipment Collateral 2008-VT1, as Trust, CIT
Funding Company, LLC, as Depositor, and CIT Financial USA,
Inc., in its individual capacity and as Servicer (the “Agreement”).

          I, Kiran R. Kapur, Executive Vice President of CIT Communications Finance Corporation (the “Sub-Servicer”), hereby certify that:

          A review of the activities of the Sub-Servicer during the period from May 14, 2008 through December 31, 2008 (the “Reporting Period”) and of the performance of the Sub-Servicer under the Agreement has been made under my supervision; and

          To the best of my knowledge, based on such review, the Sub-Servicer has fulfilled its obligations under the Agreement in all material respects throughout the Reporting Period.

CIT Communications Finance Corporation, as Sub-Servicer

By:	/s/ Kiran R. Kapur

Name: Kiran R. Kapur
Title: Executive Vice President